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                   CROSS-COUNTRY AUTO RETAILERS:  SUBSIDIARIES




                    1.  Westgate Chevrolet, Inc.
                         State of Incorporation:  Texas

                    2.  Plains Chevrolet, Inc.
                         State of Incorporation:  Texas

                    3.  Midway Chevrolet, Inc.
                         State of Incorporation:  Texas

                    4.  Quality Nissan, Inc.
                         State of Incorporation:  Texas

                    5.  Performance Nissan, Inc.
                         State of Incorporation:  Oklahoma

                    6.  Performance Dodge, Inc.
                         State of Incorporation:  Oklahoma

                    7.  Allied 2000 Collision Center, Inc.
                         State of Incorporation:  Texas

                    8.  Working Man's Credit Plan, Inc.
                         State of Incorporation:  Texas